SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (date of earliest event reported) February 28, 2001


                     WESTSTAR FINANCIAL SERVICES CORPORATION
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             (Exact name of Registrant as specified in its charter)




North Carolina                          000-30515                 56-2181423
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(State or other jurisdiction      (Commission File No.)         (IRS Employer
 of incorporation)                                              Identification
                                                                 number)



                79 Woodfin Place, Asheville, North Carolina 28801
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                    (Address of principal executive offices)


Registrant's telephone number, including area code (828) 252-1735


                                 Not Applicable
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                 (Former address of principal executive offices)

Item 5  Other Events.

On September 1, 2000, the Registrant filed a Registration Statement with the Securities and Exchange Commission to conduct a public offering of between 117,600 and 410,000 shares of its Common Stock. The Common Stock was priced at $8.00 per share. The offering was made on a best efforts basis through IJL Wachovia as well as by certain executive officers of the Registrant. The offering closed at 5:00 p.m. on February 28, 2001. A total of 157,397 shares were sold for gross proceeds of $1,259,176. After deduction of expenses of $130,747, the Registrant realized net proceeds from the offering of $1,128,429. The proceeds of the offering will be used to enhance the liquidity position of the Registrant's subsidiary bank, The Bank of Asheville, providing funding or capital to support additional branch locations and general corporate purposes.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            WESTSTAR FINANCIAL SERVICES CORPORATION








                            By: /s/ Randall C. Hall
                                ----------------------
                                Randall C. Hall,
                                Executive Vice President
                                Chief Financial and Principal Accounting Officer



Dated:    March 12, 2001